UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to an Existing Material Definitive Agreement.

As previously reported, James Musbach is employed as the Company’s Chief Executive Officer under an Employment Agreement entered into by the Company and him as of July 22, 2013. The initial term of that Employment Agreement was to have continued until December 31, 2014. Effective as of July 22, 2014, with the approval of the Compensation Committee of the Company’s Board of Directors, the term of that Employment Agreement was extended by one year to December 31, 2015. All of the other terms of Mr. Musbach’s Employment Agreement remain unchanged and continue in full force and effect.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Existing Material Compensation Contract.

See Item 1.01 above for information regarding the one-year extension of the term of Mr. Musbach’s Employment Agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: July 25, 2014	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President
and Chief Financial Officer

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